Exhibit 4.4

                                  DYNACARE INC.

                              AMENDED AND RESTATED

                           STOCK OPTION INCENTIVE PLAN


                     Dynacare Inc. (the "COMPANY") hereby amends and restates the "Dynacare Inc. Stock Option Incentive Plan" created on June 12, 1997 (such amended and restated stock option incentive plan being referred to herein as the "PLAN") for the benefit of the employees, directors, officers and contractors of, and service providers to, the Company and its subsidiaries and affiliates as provided herein.

1.         PURPOSE OF THE PLAN

                     The purpose of the Plan is to provide the Company and its subsidiaries and affiliates with a share-related mechanism designed to develop and increase the interest in the growth and development of the Company and its subsidiaries and affiliates of those of the employees, directors and officers of the Company and its subsidiaries and affiliates as may from time to time be granted options under the Plan by providing to them the opportunity to acquire a proprietary interest in and to share in the growth of the Company through the purchase of common shares in the capital of the Company ("COMMON SHARES").

2.         ADMINISTRATION

                     To the extent permitted by law, the Plan will be administered by a committee, which committee shall be the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD"). In the event that there is no such committee, the Plan shall be administered by the Board and, in such event, all references herein to "Committee" shall be



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construed as references to the "Board". All rights, powers and discretions hereunder of the Committee may be exercised by the Board.

                     Subject to the provisions of the Plan and the rules of any stock exchange and/or over-the-counter market on which the Common Shares may be traded, the Committee is authorized in its sole discretion to make such determinations under, and such interpretations of, and to take such steps and actions in connection with the proper administration of the Plan and to impose, amend or revoke such rules and regulations concerning the granting of options pursuant to the Plan as it, in its sole discretion, may deem necessary or advisable. No member of the Board or of the Committee will be liable for any action or determination taken or made in good faith with respect to the Plan or any options granted thereunder and each such member shall be entitled to indemnifications by the Company with respect to any such action or determination in the manner provided for by the Board. Any determination approved by a majority of the Committee will be deemed to be a determination of that matter by the Committee. The Committee may delegate to any officer, director or employee of the Company such administrative duties and powers in connection with the Plan as it may see fit.

3.         NUMBER OF SHARES DEDICATED TO THE PLAN

                     Options shall not be granted under the Plan with respect to any class of shares in the capital of the Company other than Common Shares and the aggregate number of Common Shares subject to option under the Plan shall not exceed 2,000,000 Common Shares. All options granted under the Plan will conform to all applicable provisions prescribed by the Plan and to such specific terms and conditions as may be determined by the Committee at the time of making each such grant. The granting of any option must, in order to become effective


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and binding on the Company, be authorized or approved by the Board. Common
Shares in respect of which an option is granted under the Plan, but not exercised prior to the termination of such option, whether through lapse of time or otherwise, shall be available for options thereafter granted by the Board under the Plan. All Common Shares issued pursuant to the exercise of the options granted under the Plan will be so issued as fully paid and non-assessable shares. Subject only to the approval of any stock exchange or over-the-counter market on which the Common Shares may be listed or admitted for trading, the Board, on the recommendation of the Committee, may amend the Plan to increase or decrease, as the case may be, the number of Common Shares subject to option under the Plan provided that the number of Common Shares subject to option under the Employee Stock Option Plan of the Company created on August 14, 1998, as amended and restated on November 17, 2000 (such amended and restated plan being referred to herein as the "EMPLOYEE STOCK OPTION PLAN") is correspondingly decreased or increased, respectively, and provided further that in the event of a decrease in the number of Common Shares subject to option under the Plan pursuant to this Section 3, the number of Common Shares subject to option under the Plan thereafter shall not be less than the number of options issued and outstanding under the Plan at the time such decrease is effective.

4.         ELIGIBILITY FOR OPTIONS

                     The persons who will be eligible to be granted options pursuant to the Plan will be such employees, directors, officers and contractors of, and service providers to, the Company or any subsidiary or affiliate of the Company as the Committee shall from time to time determine in its sole discretion ("ELIGIBLE PARTICIPANTS"). In determining the options to be granted


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to Eligible Participants under the Plan, the Committee will give due consideration to the value of each such person's present and potential contribution to the Company's (or any subsidiary or affiliate of the Company's) success.

5.         GRANTING OF OPTIONS

                     Subject to the provisions herein set forth and after reviewing recommendations from time to time made by management of the Company for the granting of options under the Plan, the Committee shall, in its sole discretion, recommend to the Board the Eligible Participants to whom options under the Plan may be granted (herein sometimes referred to as the "OPTIONEES"), the number of Common Shares to be optioned to each of them, the date or dates on which such options should be granted and the terms and conditions within the limits prescribed in Section 6 hereof attaching to each such option.

                     The granting of an option under the Plan to an Eligible Participant shall neither entitle nor preclude such Eligible Participant from being subsequently granted one or more additional options to purchase Common Shares under the Plan. Following the awarding of an option to an Eligible Participant, the Committee shall notify such Eligible Participant in writing of the award.

                     The maximum number of Common Shares which may be reserved for issuance to any one person pursuant to options granted under this Plan or under the Employee Stock Option Plan shall not, in the aggregate, exceed 5% of the issued and outstanding Common Shares (for purposes hereof, the phrase "issued and outstanding Common Shares" excludes any Common Shares issued pursuant to the Plan or pursuant to the Employee Stock Option Plan over the preceding one year period).


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6.         TERMS AND CONDITIONS OF THE OPTIONS

                     The terms and conditions of each option granted under the Plan shall be set forth in an option agreement (an "OPTION AGREEMENT") to be entered into between the Company and each Optionee, such agreement to be in such form as may from time to time be approved by the Committee. Such Option Agreement shall include the following terms and conditions as well as such other terms and conditions not inconsistent with the Plan as may be deemed advisable by the Committee:

                     (a) NUMBER OF SHARES. The Board shall, in its sole discretion, fix the aggregate number of Common Shares which are the subject of the options so granted.

                     (b) PRICE. The Board shall fix the option price per Common Share, which shall in no circumstances be lower than the market price of the Common Shares on the date on which the grant of the option is approved by the Board. For the purpose hereof, "market price" means the closing price as reported by The Toronto Stock Exchange or The Nasdaq Stock Market (or such other stock exchange or over-the-counter market on which the Common Shares may be listed or admitted for trading) as may be selected for such purpose by the Board, on the day immediately preceding the day upon which the option is granted, or if not so traded, the average between the closing bid and asked prices thereof as reported for the day immediately preceding the day upon which the option is granted. In the resolution allocating any option, the Board may, among other things, determine that: (i) the date of grant of the option shall be a future date determined in the manner specified in such resolution, in which case, for the purpose hereof, "market price" shall mean the weighted average trading price of the Common Shares as reported by The Toronto Stock Exchange or


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The Nasdaq Stock Market (or such other stock exchange or over-the-counter marked on which the Common Shares may be listed or admitted for trading) as may be selected for such purpose by the Board for the five (5) trading days immediately preceding the date of the grant; and (ii) the date or dates of the vesting of the option shall be a future date or dates determined in the manner specified in such resolution.

                     (c) PAYMENT. The full purchase price of the Common Shares purchased upon the exercise of the option shall be paid for in cash or by certified cheque or bank draft upon the exercise thereof. An Optionee who is not already a shareholder of the Company shall have none of the rights of a shareholder of the Company until Common Shares issuable pursuant to an option granted to him are issued to him.

                     (d) TERM OF OPTION. The term of the option shall not be for less than 3 years and not more than 10 years from the date the option is granted subject always to subsections (f) and (g) of this Section 6.

                     (e) VESTING OF OPTIONS. Options granted pursuant to the Plan shall vest over such period of time and/or upon the occurrence of such events, as the Board may determine.

                     (f) PERMANENT DISABILITY OR DEATH OF OPTIONEE. Subject to the rules of any stock exchange and/or over-the-counter market on which the Common Shares may be listed or admitted for trading, if the Optionee's employment, office or directorship with or services to the Company (collectively "SERVICES"), or a subsidiary or affiliate of the Company, shall terminate because of such Optionee's permanent disability or if such Optionee shall die while still in the Service of the Company or a subsidiary or affiliate of the Company, then:


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                     (i) the option may be exercised, as to all or any of the
Common Shares forming the subject matter of such option in respect of which such Optionee would have been entitled to exercise the option hereunder at the time of the death or termination as a result of permanent disability of the Optionee, as the case may be, as if such person had survived or had not been terminated as a result of permanent disability, at any time up to and including, but not after 5:00 p.m. (Toronto time) on the date which is the earlier of: (A) the date which is specified in the Option Agreement, or if no such date is specified, 6 months following the date of death or termination as a result of permanent disability of such Optionee; and (B) the expiry date of such option; provided, however, that except in accordance with paragraph 6(f)(ii) hereof, the option may not be exercised with respect to any other of the Common Shares forming the subject matter of such option; and

                     (ii) with the prior written consent of the Board, which consent may be withheld at the sole discretion of the Board, a further option may be exercised by the legal representatives of such Optionee as to all or such lesser portion of the Common Shares forming the subject matter of such option as such written consent may specifically designate, provided, however that the number of Common Shares available for purchase under any such further option shall not exceed the number of Common Shares which such Optionee would have been entitled to otherwise purchase under the option had the Optionee survived or not been terminated as a result of permanent disability; and such further option may be exercised at any time up to and including, but not after, 5:00 p.m. (Toronto time) on the date which is the earlier of: (A) the date which is specified by the Board and (B) the expiry date of such option.


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                     (g) OTHER TERMINATION OF EMPLOYMENT OF AN OPTIONEE. If an
Optionee's Services with the Company, or a subsidiary or affiliate of the Company, shall terminate for any reason other than such person's death or permanent disability, then:

                     (i) the option may be exercised as to all or any of the Common Shares forming the subject matter of such option in respect of which such Optionee would have been entitled to exercise the option hereunder at the time of such termination had such termination not occurred, at any time up to and including, but not after 5:00 p.m. (Toronto time) on the date which is the earlier of: (A) the date which is specified in the Option Agreement, or if no such date is specified, 90 days following the date of such termination; and (B) the expiry date of such option; provided, however, that except in accordance with paragraph 6(g)(ii) hereof, such Optionee shall not be entitled to exercise the option with respect to any other of the Common Shares forming the subject matter of such option; and

                     (ii) with the prior written consent of the Board, which consent may be withheld at the sole discretion of the Board, such Optionee may exercise a further option as to all or such lesser portion of the Common Shares forming the subject matter of such option as such written consent may specifically designate; provided, however, that the number of Common Shares available for purchase under such further option shall not exceed the number of Common Shares that such Optionee would have been entitled to otherwise purchase under the option had the Optionee's employment, directorship or office with or services to the Company or a subsidiary or affiliate of the Company been maintained throughout the term of the option; and such further option may be exercised at any time up to and including, but not after 5:00 p.m. (Toronto


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time) on the date which is the earlier of: (A) the date which is specified by the Board; and (B) the expiry date of such option.


                     (h) OTHER FUNDAMENTAL CHANGES. In the event of any other fundamental changes affecting the Company, including, without limitation, the reconstitution of the Company under the laws of a jurisdiction other than the Province of Ontario, the Board may, in its sole discretion, provide for the early vesting of all or any portion of any or all options granted under the Plan.

                     (i) NON-TRANSFERABILITY OF OPTION. Each option granted under the Plan shall be non-assignable and non-transferable by the Optionee except as provided in subsection 6(f).

                     (j) EXERCISE OF OPTION. Subject to the provisions of the Plan, an option granted under the Plan shall be exercised from time to time by the Optionee, or in the event of death or permanent disability by his legal representatives, by giving notice in writing addressed to the Company at its registered and principal office in the City of Toronto (or such other location as the Company may, from time to time or at any time, designate), to the attention of the Secretary of the Company, specifying the number of Common Shares forming the subject matter of such option in respect of which such notice is being given, together with payment (by cash or certified cheque) in full of the purchase price of the Common Shares being purchased.

7.         ADJUSTMENTS IN EVENT OF CHANGE IN STRUCTURE OF CAPITAL

                     Appropriate adjustments in the number of Common Shares and in the option price per Common Share, relating to options granted, shall be made by the Board on the recommendation of the Committee to give effect to adjustments in the number of Common Shares resulting, subsequent to the approval


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of the Plan, from any subdivisions, consolidations or reclassifications of the
Common Shares of the Company, the payment of stock dividends by the Company or other relevant changes in the capital structure of the Company.

8.         AMENDMENT OR DISCONTINUANCE OF PLAN AND OPTIONS

                     Subject in all cases to the approval of any stock exchange and/or over-the-counter market on which the Common Shares may be listed or admitted for trading, if required, the Board, on the recommendation of the Committee, may amend, vary or discontinue the Plan (or any option granted hereunder) at any time either prospectively or retrospectively; provided, however, that no such action shall, without the prior written consent of the Optionee, materially and adversely alter or impair any option previously granted to an Optionee under the Plan or contravene the rules of any stock exchange and/or over-the-counter market on which the Common Shares may be listed or admitted for trading.

9.         MISCELLANEOUS

                     (a) Nothing contained in the Plan nor in any option granted thereunder shall be deemed to give any Optionee any interest or title in or to any shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in the Plan and pursuant to the exercise of any option.

                     (b) The Plan does not give any Optionee the right or obligation to or to continue to serve as an employee, director or officer of or as a service provider to, as the case may be, the Company or any of its subsidiaries or affiliates. The awarding of options to any Eligible Participant


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is a matter to be determined solely in the discretion of the Board. The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any shares or any other securities in the capital of the Company or any of its subsidiaries or affiliates other than as specifically provided for in the Plan.

                     (c) No fractional Common Shares shall be issued upon the exercise of options granted under the Plan and, accordingly, if an Optionee would become entitled to a fractional Common Share upon the exercise of an option, such Optionee shall only have the right to purchase the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

10.        BINDING EFFECT

                     The Company and each Optionee, and each Optionee's heirs, executors and personal representatives, shall be bound by the terms and conditions of the Plan.

11.        EFFECTIVE DATE

                     The establishment of the Plan shall be subject to: (i) ratification by the Board to be effected by resolution passed by the directors of the Company; (ii) acceptance by any relevant regulatory authority, including any stock exchange and/or over-the-counter market on which the Common Shares may be listed or admitted for trading; and (iii) completion of the Company's initial public offering of Common Shares pursuant to an amended preliminary prospectus of the Corporation dated October 11, 2000. Any options granted prior to such ratification and acceptance shall be conditional upon such ratification and acceptance being given and no such options may be exercised unless and until such ratification and acceptance are given.


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